Exhibit (p)(10)

CODE OF ETHICS

HARRIS BRETALL SULLIVAN & SMITH LLC

MDT ADVISERS

OPTIMUM Q™ FUNDS

I.	INTRODUCTION AND STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

Introduction

This Code of Ethics (the “Code”) of Harris Bretall Sullivan & Smith LLC (the “Company”) and the Optimum Q™ Funds (the “Funds”) is designed to protect fiduciary relationships that are owed to all investment advisory clients of the Company, including the Funds (“Clients”) by the employees of the Company. Further, the Code is designed to protect the fiduciary relationship that is owed to the shareholders of the Funds by the officers and trustees of the Funds. In particular, the Code is designed to comply with Rule I7j-l under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and 204A- I under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Capitalized terms not otherwise defined in the Code are defined in Exhibit A. The Chief Compliance Officer (“CCO”) of the Company is responsible for the day-to-day administration of the Code. Currently, John Duane is the CCO and also the CCO of the Funds. Certain provisions apply only to the Company’s San Francisco location (“HBSS-San Francisco”), others only to MDT Advisers (“MDTA”), as described below. MDTA is a division of the Company.

General Fiduciary Principles

The Code is based on the fundamental principle that the Company and its directors, members, officers and employees must put Client interests first. As an investment adviser, the Company has fiduciary responsibilities to its Clients, including the Funds. Among the Company’s fiduciary responsibilities is the responsibility to ensure that its employees conduct their personal Securities transactions in a manner which does not interfere or appear to interfere with any Client transactions, or otherwise take unfair advantage of the Company’s relationship with its Clients. All employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein.

More generally, the Company’s standards of business conduct as set forth in this Code are based on principles of openness, integrity, honesty and trust It bears emphasis that technical compliance with the Code will not insulate from scrutiny transactions which show a pattern of compromise or abuse of an employee’s fiduciary responsibilities to the Clients. Accordingly, all employees must seek to avoid any actual or potential

At the same time, however, the Code is also intended to allow responsible personal investments by the Company’s professionals that are consistent with the fiduciary obligations of the Company to its Clients. The Code is not intended to inhibit responsible personal investing within the boundaries reasonably necessary to protect the Clients.

The Code is not intended to cover all possible areas of potential liability under the Investment Company Act, the Advisers Act or under the federal securities laws in general. The federal securities laws may impose additional fiduciary obligations and trading restrictions on Covered Persons and other Company Employees. It is expected that all Covered Persons and other Company Employees will be sensitive to these areas of potential conflict, even though the Code does not address specifically these other areas of fiduciary responsibility. In general, Company Employees may not, in connection with the purchase or sale, directly or indirectly. of a Security held or to be acquired by a Client:

•	Defraud such Client in any manner;

•	Mislead such Client, including making a statement that omits material facts;

•	Engage in any act, practice or course of conduct which operates. or would operate,

•	as a fraud or deceit upon such Client:

•	Engage in any manipulative practice with respect to such Client; or

•	Engage in any manipulative practice with respect to Securities, including price manipulation.

To avoid potential conflicts or appearances of conflicts, notwithstanding the specific policies set forth below, Covered Persons should seek advice from the CCO:

•	Before engaging in any personal Securities transaction involving Securities under consideration for purchase or sale by a Client or if a transaction directly or indirectly involves themselves and any Client.

•	Whenever he or she perceives a potential conflict of interest or the appearance of a conflict of interest.

Further, all Covered Persons and other Company Employees are required to report promptly any violation of the Code of Ethics by any person to the CCO. Failure to report a violation may result in loss of employment.

II.	PERSONS COVERED BY THE CODE

1.	Depending on a Covered Person or other Company Employee’s position with the Company and/or the Funds, some or all of the provisions of the Code will apply to that Person. All Covered Persons and Company Employees, whether or not Covered Persons, are subject to the General Fiduciary Principals and anti-fraud principles set forth above, as well as the prohibition against insider wading and additional policies set forth in Sections V and VI below. Generally Covered Persons are also subject to the pre-approval, transaction prohibitions and reporting requirements set forth below. Please see Exhibit A for a discussion of the various categories of individuals covered by the Code, and read the entire Code to ensure you understand your obligations under the Code.

2.	The Code also applies to investments by members of a Covered Person’s immediate family or domestic partner, unless the certification in the form of Exhibit E is completed by the Covered Person and approved by the CCO, and to accounts of which a Covered Person or members of his or her family or domestic partner are Beneficial Owners or over which a Covered Person has investment control or exercises investment discretion.

3.	An Independent Trustee is not required to file an Initial Report of Holdings or an Annual Holdings Report and is not required to file a Quarterly Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee should have known, that during a 15 day period immediately before or after his or her transaction in a Security, that a Fund purchased or sold the Security, or a Fund or its investment adviser considered purchasing or selling the Security. If an Independent Trustee is required to file a Quarterly Report, such report will be filed in accordance with Section VIII.2.

4.	While all members of the Company’s Board of Directors (“Board Members”) are subject to the Reporting Requirements described in Section VII below, certain Board Members designated by the CCO shall not be subject to the Pre-Approval Requirements and Prohibitions described in Sections III and IV, respectively, below.

III.	PRE-APPROVAL

1.	General. No pre-approval of purchases and sales is required except as set forth below.

2.	All Covered Persons, except the Independent Trustees and certain Board Members designated by the CCO, must obtain written approval in the form of Exhibit B from the CCO before making any Securities trade other than those for Clients of the Company. (The President and CEO of MDTA shall pre-approve wades by the CCO.) See Section V.3 below.

Trades for which pre-approvals are granted pursuant to this Section must be effected on the same day on which such pre-approvals are granted. If a pre-approved limit order is not executed on the same day, a new pre-approval is required.

3.	All Covered Persons, except the Independent Trustees and certain Board Members designated by the CCO, are required to obtain pre-approvals for transactions in shares of Reportable Funds, except where the transactions in the Reportable Fund shares are subject to an automatic investment plan, such as the Company’s 401 K Plan or a dividend reinvestment plan. In addition, all Covered Persons, except the Independent Trustees, will be required to retain shares purchased in the Reportable Funds for a minimum holding period of 60 days from date of purchase.

IV.	PROHIBITED PURCHASES, SALES AND EXCEPTIONS

1.	Restricted Lists. The CCO maintains two restricted lists (the “Restricted Lists”) of Securities (the “Cambridge List” and the “SF List”) based, respectively, on input from MDTA and HBSS-San Francisco. The Restricted Lists are distributed to Covered Persons. The Restricted Lists are established as follows:

(a)	MDTA requests that Securities be placed on the Cambridge List which are associated with “Model Trades,” that is, buy and sell orders generated by the portfolio optimization process. Given the active, quantitative nature of MDTA’s trading strategy and investment philosophy, the buy and sell orders are prepared at the open of business on each business day.

(b)	HBSS-San Francisco requests that Securities be placed on the SF List in various circumstances, including but not limited to:

(i)	When a buy or sell recommendation with respect to a Security is being actively considered by an analyst or a portfolio manager at HBSS-San Francisco.

(ii)	When a Security is included in a “trading program” and is being purchased or sold in significant amounts.

(iii)	Where there may be an appearance that HBSS-San Francisco has obtained material, nonpublic information regarding such issuer.

2.	Prohibited Trades; Denial of Pre-Approval Requests.

(a)	All MDTA Covered Persons, except the Independent Trustees and certain Board Members designated by the CCO, are prohibited from purchasing or selling a Security appearing on either Restricted List for their Personal Accounts.

(b)	All HBSS-San Francisco Covered Persons, except certain Board Members designated by the CCO, are prohibited from purchasing or selling a Security appearing on the either Restricted List for their Personal Accounts.

(c)	These prohibitions extend to, but are not limited to, the (i) purchase or sale of any Security appearing on the applicable Restricted List, (ii) purchase or sale of any option or other instrument convertible into any Security appearing on the applicable Restricted List, or (iii) the purchase or sale of any Security or instrument convertible into any Security of an issuer appearing on the applicable Restricted List.

(d)	Mutual Fund Trades. All Covered Persons, other than the Independent Trustees and certain Board Members designated by the CCO, are prohibited from selling shares of such Reportable Fund unless such shares have been held for at least 60 days. The holding period for Reportable Fund shares will be measured on a First-In, First-Out (FIFO) basis.

V.	NO INSIDER TRADING

1.	General. All Company Employees are’ prohibited from wading in, or recommending that others trade in, Securities on the basis of material non-public information about the issuers of such Securities.

2.	What is Insider Trading? The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in Securities and (ii) certain communications of material, nonpublic information. It is unlawful to engage in “insider trading.” This means, in general, that no “insider” may (i) purchase or sell a Security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of the Securities. Although the insider trading prohibitions extend to the activities of each Company Employee, it is not anticipated that Company Employees will routinely receive “inside information.” However, to educate Company Employees more information describing “insider trading” and the penalties for such trading is set forth below.

The laws concerning insider trading generally prohibit:

(a)	the purchase or sale of Securities by an insider on the basis of material, nonpublic information;

(b)	the purchase or sale of Securities by a non-insider on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; or

(c)	the communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of Securities.

3.	Other Confidential Information. Certain information obtained by the Company that does not constitute “inside” information still constitutes confidential information that must be protected by the Company and Company Employees.

4.	Who Is An Insider? The concept of “insider” is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a “temporary insider” of a company if he or she enters into a confidential relationship in the conduct of the company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies they follow, although if an analyst is given confidential information by a company’s representative in a manner in which the analyst knows or should know, to be a breach of that representative’s duties to the company, the analyst may become a temporary insider.

5.

What is Material Information? Trading on inside information is not a basis for liability unless the information is “material.” “Material” information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s Securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company’s business, it can also be significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

6.	What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example. information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

7.	Penalties for Insider Trading. Penalties for trading on, or communicating, material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below, even if he or she does not personally benefit from the violation. Penalties include:

(a)	civil injunctions;

(b)	disgorgement of profits;

(c)	jail sentences;

(d)	fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation or illegal trade), whether or not the person actually benefited from the violation; and

(e)	fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation or illegal trade).

In addition, any violation of the procedures set forth in the Code can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

8.	Procedures Regarding the Receipt of Material Nonpublic Information. As indicated above, because the Company does not have an investment banking division or affiliate, it does not anticipate Company Employees routinely being in receipt of material, nonpublic information. However, Company Employees may from time to time receive such information. If any Covered Person receives any information which may constitute such material, nonpublic information, such Covered Person (i) must not buy or sell any Securities (including options or other Securities convertible into or exchangeable for such Securities) for a Personal Account or a Client account, (ii) must not communicate such information to any other person (other than the appropriate Compliance Officer or the Chief Investment Officer) and (iii) should discuss promptly such information with the appropriate Compliance Officer or the Chief Investment Officer. Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends.

9.	Other Confidential Information. In addition to material, nonpublic information, the Company or Company Employees may receive other confidential information from their clients, issuers of Securities or other third parties. Such confidential information may include, among other things, (i) proprietary information that is not “material” or (ii) information that could be embarrassing for the Client, issuer or third party if disclosed. Even information that appears commonplace, such as the name of a Client, issuer or third party may, either alone or when coupled with other available information, constitute proprietary, sensitive or confidential information. Therefore, all information that a Covered Person obtains through the Company should be considered confidential unless that information is specifically available to the public.

10.	Procedures Regarding Use And Treatment Of Confidential Information.

(a)	No Personal Use. All confidential information, whatever the source, may be used only in the discharge of a Covered Person’s duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of Securities.

(b)	Treatment of Confidential Information. The Company encourages each Covered Person to be aware of, and sensitive to, the treatment of confidential information. Each Covered Person is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view where anyone entering the room may see it and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not a Company Employee or a VAM Covered Person.

VI.	ADDITIONAL INVESTMENT POLICIES

1.

No Directorship without Prior Approval. No Company Employee may serve on the board of directors, or as an executive officer of, any private or public operating company without prior written approval from the Chief Executive

Officer of the Company. This approval, if given, may be subject to such conditions as the Chief Executive Officer may require in his discretion. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Company Employees should also restrict their activities on committees (e.g., advisory committees or shareholder/creditor committees). This restriction is necessary because of the potential conflict of interest involved and the potential impediment created for the Clients. Company Employees serving on boards or committees of operating companies may also obtain material non-public information in connection with their directorship or position on a committee that could effectively preclude the investment freedom that would otherwise be available to the Clients.

2.	No Special Favors. No Covered Person may purchase or sell Securities on the basis of material non-public information or in reciprocity for allocating brokerage, buying Securities in a Client (if the Client is an entity), or any other business dealings with a third party.

3.	Gift Policy. The following describes the Company’s policy on the acceptance of gifts from suppliers, attorneys, boards of directors and others.

(a)	The purpose of this policy is to remove any possible impression of conflict of interest that could result from the acceptance of gifts or invitations to sporting or other cultural events by employees from vendors. While the acceptance of gifts or invitations to sporting or other cultural events is not prohibited, such acceptances require the review and approval of management, as described c) below.

(b)	General guidelines on the receipt of gifts are that the gift should be made to the Company, should be sharable by all employees of the Company and should be dollar appropriate (not significantly expensive). Any gifts made to individuals that are employed by the Company will be made available to all employees in a raffle. Raffles will be limited to the “home” office of the individual who received the gift (either HBSS-San Francisco or MDTA, not both).

(c)	Any gift or invitation to a sporting or other cultural event that is received by an employee should be reported to the CCO for approval.

(d)	Soliciting of gifts or invitations to sporting or other cultural events is strictly prohibited.

(e)	Items received while attending industry conferences may be accepted if they would be considered general handouts (tote bags, umbrellas, golf balls, etc.) Attendance at industry conferences will go through the regular approval process.

4.	Sharing Investment Information.

(a)	Specific information concerning a Client’s portfolio holdings shall not be made available to any person or entity except in the ordinary course of client service, marketing, or regulatory filings.

(b)	Information concerning the Company’s current investment decisions and recommendations must not be made available to any other entity prior to execution or for a reasonable period of time after execution, of such decisions or recommendations unless such information is being provided subject to a written agreement between the Company and the relevant entity.

VII.	REPORTING

1.	Initial Reports. Covered Persons who are new to the Company (or VAM in the case of VAM Covered Persons) and each Board Member are required to provide within 10 calendar days of the commencement of their employment with the Company or appointment to the Board, as the case may be, (or VAM in the case of VAM Covered Persons) a holdings report (“Initial Holdings Report”) listing all holdings in all Personal Accounts of the Covered Persons and Board members. These holdings reports should be in the form of brokerage or bank custody account statement(s).

2.	Quarterly Reports. Each Covered Person and each Board Member shall submit a “Quarterly Personal Transaction Report” in the form attached to this Exhibit C for each of his or her Personal Accounts. The Covered Person or the Board member is required to submit the report to the appropriate Compliance Officer within 30 calendar days following the end of each calendar quarter, regardless of whether any trading activity took place in that Personal Account during the quarter. All transactions involving Securities, including Reportable Funds, must be reported.

3.	Annual Holdings Reports. At the beginning of each year, by the date specified by the CCO, each Covered Person and each Board member will submit a report with the following information (which information must be current as of a date no more than 45 days before the report is submitted).

(a)	The title, number of shares and principal amount of each Security, including Reportable Funds, in which the Covered Person or Board Member had a direct or indirect Beneficial Ownership interest.

(b)	The name of any broker, dealer or bank with whom the Covered Person or Board member maintain a Personal Account in which any Securities are held for the direct or indirect benefit of that Covered Person or Board Member.

4.	Exceptions from the Reporting Requirements.

(a)	A Covered Person need not make a report with respect to transactions effected for, and Securities held in, any account over which the Covered Person has no direct or indirect influence or control; provided, however, that the Covered Person must first submit a certification in the form of Exhibit E.

(b)	With the approval of the CCO a Covered Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Covered Person’s Personal Accounts for the relevant quarter within the time period required, if all of the information required by the report is contained in the broker trade confirmations or account statements.

(c)	A Covered Person need not make a quarterly report if the appropriate Compliance Officer has specifically identified the Covered Person as an exempt non-reporting Covered Person who does not have regular access to the type of information that requires monitoring of personal Securities transactions.

VIII.	COMPLIANCE REVIEW

In addition responsibility for the daily administration of the Code, the CCO specifically shall be responsible for:

(a)	Notifying all Covered Persons and other Company Employees that they are subject to the Code.

(b)	Maintaining lists of all Covered Persons and all Investment Personnel who are subject to the various provisions of the Code.

(c)	Designating one or more assistants to handle various of the CCO’s duties when the CCO is unavailable.

(d)	Reviewing all reports required to be submitted under the Code of Ethics. (The President and CEO of MDTA will be responsible for reviewing the Personal Transaction Reports of the CCO.)

(e)	Submitting such reports as necessary to the Funds’ Boards of Trustees as required by applicable law, including but not limited to making required certifications.

(f)	Taking appropriate steps to ensure that all Covered Persons and other Company Employees are periodically educated regarding their duties under the Code and annually submit an acknowledgement that they have read, understood and complied with the Code.

(g)	Ensuring that all Covered Persons and other Company Employees are provided current copies of the Code of Ethics, including all material amendments thereto.

IX.	CONFIDENTIALITY

All reports of Securities transactions and any other information filed pursuant to the Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

X.	EXCEPTIONS

Exceptions to the requirements contained in the Code will be permitted only in unusual circumstances. Any exception must be documented and approved by the CCO (or the President and CEO of MDTA in the case of the CCO).

XI.	ANNUAL CERTIFICATION AND ACKNOWLEDGEMENT

Annually, within 30 days after the calendar year, each Covered Persons and other Company Employee shall recertify in writing, his or her receipt and familiarity with the Code of Ethics, attached hereto as Exhibit G. This includes, in the case of Covered Persons, reporting all brokerage accounts and outside affiliations in the form attached hereto as Exhibit D; and completing the annual questionnaire in the form attached hereto as Exhibit F, but only at the request of the CCO.

XII.	SANCTIONS

All Covered Persons and other Company Employees must strictly adhere to the Code. The CCO will promptly report any violations of the Code to the Company’s Compliance Committee. Violations of the Code may result in serious sanctions, reprimand, cancellation of the affected trade(s) and disgorgement of profits, if any, or other action deemed appropriate by the Compliance Committee depending on the circumstances of the violation up to and including dismissal. Disgorgement of any profit resulting from trade cancellation will involve payment of the profit amount to a charitable organization at the Company’s direction.

EXHIBIT A

Categories of Individuals Covered by the Code of Ethics

“Company Employee” means all officers and employees of the Company.

“Covered Persons” means all directors, members and officers of the Company, the VAM Covered Persons, the officers and trustees of the Funds and any Company Employee who (a) has access to nonpublic information regarding any Clients’ purchase or sale of Securities, or nonpublic information regarding the portfolio holdings of any Fund, or (b) is involved in making Securities recommendations to Clients, or who has access to such recommendations that are nonpublic.

“Independent Trustee” means a trustee of the Funds who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act.

“VAM Covered Persons” includes the following individuals from Value Asset Management, Inc., the Company’s parent (“VAM”): CEO, CFO, and Comptroller.

Other Definitions

“Beneficial Ownership” or the “Beneficial Owner” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all Securities which a Covered Person has or acquires.

“Investment Personnel” include any employee of HBSS-San Francisco or MDTA, who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a Client account or a Fund.1

“Personal Account” of a Covered Person (which for this definition includes an Independent Trustee) means each and every account (other than an account for the benefit of any of the Company’s clients) in which the Covered Person has a direct or indirect Beneficial Ownership

[1]	Pursuant to Rule 17j-l under the Investment Company Act, “Investment Personnel” would include (i) any etnptoyee of HBSS-San Francisco or MDTA, (or of any company in control relationship to HBSS-San Francisco or MDTA) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a Fund; or (ii) any natural person who controls HBSS-San Francisco or MDTA and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of Securities by that Fund. The Company has determined that no individual required to be covered under this Rule 17j-l definition is not covered by the more limited definition above.

interest, including, but not limited to, accounts of a spouse, domestic partner, minor children and relatives resident in the Covered Person’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Covered Person obtains therefrom benefits substantially equivalent to those of ownership.

Exemption. If a Covered Person, who otherwise would be deemed a Covered Person for purposes of the Code of Ethics, certifies in writing, using the form attached as Exhibit E, to the CCO (or to the President of MDTA in the case of the CCO) that (i) such Covered Person does not influence the investment decisions for any specified account of such Covered Person or such Covered Person’s immediately family member or members (i.e., husband, wife, domestic partner, children and who are directly or indirectly dependents of such Covered Person), (ii) such Covered Person is not a joint account holder of the specified account, (iii) such immediate family member or members or domestic partner making the investment decisions for such account do not make such decisions, in whole or in part, upon information that such Covered Person has provided or (iv) such Covered Person has not provided, and will not provide, any confidential or proprietary information respecting HBSS-San Francisco, MDTA or a Client to a member or members of the Covered Person’s immediately family or to the Covered Person’s domestic partner, then the CCO (or to the President of MDTA in the case of the CCO), in his or her discretion, may determine that such an account is not a Personal Account of such Covered Person for purposes of the Code of Ethics.

“Reportable Funds” includes, any registered open end investment company (mutual fund), including the Funds, for which the Company serves as investment adviser or investment sub-adviser. The CCO will maintain a list of such Reportable Funds in addition to the Funds.

“Securities” or “Security” shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act except that it shall not include the following: shares of registered open end investment companies, including exchange-traded funds, other than Reportable Funds; securities that are direct obligations of the Government of the United States (including Government agencies): and high quality short-term debt instruments, including repurchase agreements, bankers acceptances, bank certificates of deposit and commercial paper. Securities also shall include futures, options and other derivatives.

EXHIBIT B

PRECLEARANCE OF PERSONAL SECURITY TRADES

UNDER CODE OF ETHICS

ALL COVERED PERSONS EXCEPT INDEPENDENT TRUSTEES AND VAM COVERED PERSONS MUST RECEIVE WRITTEN AUTHORIZATION FROM THE PRESIDENT OR HIS DESIGNEE BEFORE MAKING ANY SECURITIES TRADE OTHER THAN FOR THE MANAGED ACCOUNTS OF HARRIS BRETALL. THIS FORM SHOULD BE USED TO PROVIDE SUCH AUTHORIZATION.

A COPY OF THE RESTRICTED SECURITIES LIST IN EFFECT AS OF THE DAYTIME OF THIS REQUEST MUST BE ATTACHED TO THIS FORM BEFORE APPROVAL WILL BE GRANTED.

NAME:

DATE/TIME:

SECURITY NAME:

TRANSACTION TYPE: (e.g. Purchase, Sale, etc.)

ANTICIPATED # OF SHARES:

ANTICIPATED TOTAL DOLLAR AMOUNT OF TRADE:

SIGNATURE OF APPLICANT:

I HEREBY AUTHORIZE THE ABOVE SECURITY TRADE:

SIGNATURE OF PRESIDENT OR DESIGNEE:

PRINT NAME AND TITLE:

DATE THROUGH WHICH AUTHORIZATION REMAINS EFFECTIVE UNLESS OTHERWISE NOTIFIED:

EXHIBIT C

PERSONAL SECURITY TRANSACTION REPORT

Name:	Quarter Ending:

There were NO Securities transactions reportable by me during the above quarter, except those listed below. Note: All transactions are reportable (regardless of sin) except shares of registered open end investment companies, including certain exchange-traded funds, other than Reportable Funds (as defined in the Code of’ Ethics); securities that are direct obligations of the Government of the United States (including Government agencies); and high quality short-term debt instruments, including repurchase agreements, bankers acceptances, bank certificates of deposit and commercial paper. Rank or brokers statements may be attached if desired instead of listing the transactions. If necessary, continue on the reverse side.

PURCHASES/SALES

Date	Security include Cusip or Ticker	Buy (B) Sell (S)	# Shares Principal Amount	Price	Broker/ Custodian	Nature of A/C*

*i.e.,	self, spouse, children, charitable trust, etc.

My signed or typed name under this section will attest to the completeness and accuracy of this record. I recognize that this [        ] name constitutes, in every way, use or aspect, my legally binding signature.

Employee Signature:	Date:

EXHIBIT D

ANNUAL EMPLOYEE CERTIFICATION & OWNERSHIP STATEMENT

Instructions: Complete all sections of form. Incomplete forms will be returned! New employees of the Company must submit a completed list of all Security holdings and a copy of the most recent account statements for each account listed below within 10 days of their employment commencement.

Accounts (All brokerage accounts holding Securities or mutual funds)

1.
Account Name

Account Number

Brokerage Firm

	Are statements with confirms being sent to Compliance	Yes ☐ No ☐

2.
Account Name

Account Number

Brokerage Firm

	Are statements with confirms being sent to Compliance	Yes ☐ No ☐

Accounts Managed by Investment Advisors

Name of Advisor

Account Name/Number

Are statements with confirms being sent to Compliance	Yes ☐ No ☐

Partnerships (Limited and General)

Account Name

Are you a limited or general partner	Limited partnership ☐ General Partner ☐

Can you make or influence Securities investments by the partnership	Yes ☐ No ☐

Are statements with confirms being sent to Compliance	Yes ☐ No ☐

Private Placements or Stock Certificates

Security Name

☐ Private Placement or ☐ Stock Certificate (select one)

Acquisition Date

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role)

(I understand that if I am hired or begin to take an active role in another business or firm other than the Company, it is my responsibility to inform the appropriate Company personnel immediately.)

Name of Business	Role

Name of Business	Role

2.	Entities by which I am employed or receive compensation:

Name of Entity	Affiliation

Name of Entity	Affiliation

3.	Business Organizations (including non-profit and/or educational organizations) in which I am an officer, director, partner, or employee.

Name of Entity	Affiliation

Name of Entity	Affiliation

4.	Describe interests in any Securities, financial or kindred business:

5.	Do you own a significant position (5%or greater) in any publicly-held company’s Securities? Describe:

Insider Disclosure

Please indicate below whether you or any member of your immediate family (i.e., parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, domestic partner, children and who are directly or indirectly dependents) an executive officer, director, or 5% or greater stockholder of a public company? (Please note that disclosing this information does not impact any existing employment.)

Name of family member	Relationship

Name of Entity	Affiliation or Title

Name of family member	Relationship

Name of Entity	Affiliation

Privacy Policy

I have read, understood, and will continue to comply with the Company’s privacy policy. I will not share nonpublic customer information with anyone not specifically designated within the privacy policy to receive that information.

Applicant or applicant’s agent has typed applicant’s name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Employee Name (Please Print)

Employee Signature	Date

EXHIBIT E

Certification that Accounts are not Personal Accounts of Covered Persons

Instructions: Complete all sections of form. If not applicable, please indicate NIA or None.

I,                                          certify that with respect to the following account(s) for which I, or a member or members of my immediate family or within the sane household (i.e., husband, wife, domestic partner, children and who arc directly or indirectly dependents of such Covered Person) have a beneficial interest, (i) I am not a joint account holder of such account(s), (ii) I neither have investment control nor investment discretion over such account(s), (iii) a member or members of my immediate family or my domestic partner making the investment decisions for such account(s) do not make such decisions, in whole or in part, upon information that I have provided, or (iv) I have not provided, and will not provide, any confidential or proprietary information respecting the Company or any Client to a member or members of my immediate family or to my domestic partner.

I also certify that any new account information or changes to the information disclosed below will be promptly provided to the appropriate Compliance Officer by submission of this form.

Brokerage accounts holding Securities or mutual funds for the benefit of the undersigned’s immediate family member (s) or domestic partner:

1.
Account Name

Account Number

Brokerage Firm

Person(s) having investment control or exercising investment discretion over the above account:

	Name	Relationship

	Name	Relationship

2.
Account Name

Account Number

Brokerage Firm

Person(s) having investment control or exercising investment discretion over the above account:

	Name	Relationship

	Name	Relationship

Applicant or applicant’s agent has typed applicant’s name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

Employee Signature	Date

By my signature below, I hereby give my consent to allow the Company to request, if necessary, duplicate statements of my brokerage accounts listed above.

Family Member or Domestic Partner Signature	Date

Family Member or Domestic Partner Signature	Date

Approval granted? Yes ☐ No ☐

Member of the Code Committee	Date

EXHIBIT F

Annual Questionnaire

Instructions: Please respond to all the questions and requested information. If the answer to any of the following questions is ‘yes’, please advise the Chief Compliance Officer. Complete written details of all events or proceedings must be disclosed for regulatory purposes.

Criminal Disclosure

1)	Have you ever:

a) been convicted of or pled guilty or nolo contenders (“no contest”) in a domestic, foreign, or military court to any felony?	☐ Yes ☐ No

b) been charged with any felony?	☐ Yes ☐ No

2)	Based upon activities that occurred while you exercised control over it, has an organization ever:

c) been convicted of or pled guilty or nolo contendere (‘no contest’) in a domestic or foreign court to any felony?	☐ Yes ☐ No

d) been charged with any felony?	☐ Yes ☐ No

3)	Have you ever:

e)      been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

☐ Yes ☐ No

f) been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

4)	Based upon activities that occurred while you exercised control over it, has an organization ever:

g) been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic or foreign court to a misdemeanor specified in 3(a)?	☐ Yes ☐ No

h) been charged with a misdemeanor specified in 3(a)?	☐ Yes ☐ No

Regulatory Disciplinary Actions

5)	Has the U.S. Securities and Exchange Commission or the Commodity Futures Trading Commission ever:

i) found you to have made a false statement or omission?	☐ Yes ☐ No

j) found you to have been involved in a violation of its regulations or statutes?	☐ Yes ☐ No

k) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted	☐ Yes ☐ No

l) entered an order against you in connection with investment-related activity?	☐ Yes ☐ No

m) imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐ Yes ☐ No

6)	Has any other Federal regulatory agency or any state regulatory agency or foreign financial regulatory authority ever:

n) found you to have made a false statement or omission or been dishonest, unfair or unethical?	☐ Yes ☐ No

o) found you to have been involved in a violation of investment-related regulation(s) or statute(s)?	☐ Yes ☐ No

p) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

q) entered an order against you in connection with an investment-related activity?	☐ Yes ☐ No

r) denied, suspended, or revoked your registration or license or otherwise, by order, prevented you from associating with an investment-related business or restricted your activities?	☐ Yes ☐ No

7)	Has any self-regulatory organization or commodities exchange ever:

s) found you to have made a false statement or omission?	☐ Yes ☐ No

t) found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the U.S. Securities and Exchange Commission)?	☐ Yes ☐ No

u) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?	☐ Yes ☐ No

v) disciplined you by expelling or suspending you from membership, barring or suspending your association with its members, or restricting your activities?	☐ Yes ☐ No

8) Has your authorization to act as an attorney, accountant or federal contractor ever been revoked or suspended?	☐	Yes	☐ No

9)	Have you been notified, in writing, that you are now the subject of any:

w) regulatory complaint or proceeding that could result in a “yes” answer to any part of 5, 6 or 7?	☐ Yes ☐ No

x) investigation that could result in a “yes” answer to any part of I, 2, 3, 4 or 5?	☐ Yes ☐ No

Civil Judicial Actions

10)	Has any domestic or foreign court ever:

y) enjoined you in connection with any investment-related activity?	☐ Yes ☐ No

z) found that you were involved in a violation of any investment-related statute(s) or regulation(s)?	☐ Yes ☐ No

aa) dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐ Yes ☐ No

11) Are you named in any pending investment-related civil action that could result in a ‘yes’ answer to any part of 10?	☐	Yes	☐ No

Customer Complaints

12)	Have you ever been named as a respondent/defendant in an investment-related, consumer-initiated arbitration or civil litigation which alleged that you were involved in one or more sales practice violations and which:

bb) is still pending, or;	☐ Yes ☐ No

cc) resulted in an arbitration award or civil judgment against you, regardless of amount, or;	☐ Yes ☐ No

dd) was settled for an amount of $10,000 or more?	☐ Yes ☐ No

13)   Have you ever been the subject of an investment-related, consumer-initiated complaint, not otherwise reported under question 12 above, which alleged that you were involved in one or more sales practice violations, and which complaint was settled for an amount of $10,000 or more?

☐	Yes	☐ No

14)	Within the past twenty four (24) months, have you been the subject of an investment-related, consumer-initiated, written complaint, not otherwise reported under question 12 or 13 above, which:

ee)    alleged that you were involved in one or more sales practice violations and contained a claim for compensatory damages of $5,000 or more (if no damage amount is alleged, the complaint must be reported unless the firm has made a good faith determination that the damages from the alleged conduct would he less than $5,000), or;

☐ Yes ☐ No

ff) alleged that you were involved in forgery, theft, misappropriation or conversion of funds or Securities?	☐ Yes ☐ No

Terminations

15)	Have you ever voluntarily resigned, been discharged or permitted to resign after allegations were made that accused you of:

gg) violating investment-related statutes, regulations, rules, or industry standards of conduct?	☐ Yes ☐ No

hh) fraud or the wrongful taking of property?	☐ Yes ☐ No

ii) failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct?	☐ Yes ☐ No

Financial

16)	Within the past 10 years:

jj) have you made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?	☐ Yes ☐ No

kk)   based upon events that occurred while you exercised control over it, has an organization made a compromise with creditors, filed a bankruptcy petition or been the subject of an involuntary bankruptcy petition?

☐ Yes ☐ No

ll)     based upon events that occurred white you exercised control over it, has a broker or dealer been the subject of an involuntary bankruptcy petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act?

☐ Yes ☐ No

17) Has a bonding company ever denied, paid out on, or revoked a bond for you?	☐	Yes	☐ No

18) Do you have any unsatisfied judgments or liens against you?	☐	Yes	☐ No

Applicant or applicant’s agent has typed applicant’s name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes. in every way, use or aspect, his or her legally binding signature.

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Employee Name (Please Print)	Employee Signature

Current Residential Address (No PO Boxes)	Date

Address continued

City, State, Zip

EXHIBIT G

Certification and Acknowledgment of Receipt of Code of Ethics

I acknowledge and certify that I have received a copy of the Company’s Code of Ethics. I understand and agree that it is my responsibility to read and familiarize myself with the policies and, procedures contained in the Code of Ethics and to abide by those policies and procedures.

Applicant or applicant’s agent has typed applicant’s name under this section to attest to the completeness and accuracy of this record.

The applicant recognizes that this typed name constitutes, in every way, use or aspect, his or her legally binding signature.

Employee Name (Please Print)	Employee Signature

Date

PERSONAL TRADING REQUIREMENTS GUIDE

Preclearance Required?					Prohibited Trades			Required Reports
Category of Employee	Location	Securities (2)	Reportable Funds (3)	Must Hold Reportable Funds 60 Days	San Francisco List	Cambridge List	Trade Execution Time Limit	Initial Report	Quarterly Report	Annual Report
All Employees	SF	yes	yes	yes	yes	yes	1 day	yes	yes	yes

Outside Salespeople	Various	yes	yes	yes	yes	yes	1 day	yes	yes	yes

All Employees	Cambridge	yes	yes	yes	yes	yes	I day	yes	yes	yes

Independent Trustees	n/a	no	no	no	no	no	n/a	no	no (1)	no

Directors and Members of the Company (with access to nonpublic investment information)	Various	yes	yes	yes	yes	yes	1 day	yes	yes	yes

Directors and Members of the Company (without access to nonpublic investment information)	Various	no	no	yes	n/a	n/a	n/a	yes	yes	yes

VAM Employees	CT	yes	yes	yes	yes	yes	I day	yes	yes	yes

Notes:

(1)	If a trustee buys or sells a security that he knew was bought or sold by the Funds either 15 days before or after his transaction, this report is required.

(2)	Security as defined in Exhibit A of the Code of Ethics, but not including Reportable Funds.

(3)	Reportable Fund as defined in Exhibit A of the Code of Ethics.

ANY QUESTIONS ABOUT THESE REQUIREMENTS SHOULD BE DIRECTED TO THE CHIEF COMPLIANCE OFFICER.